UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2024

NKGEN BIOTECH, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street Santa Ana, CA, 92705	92705
(Address of principal executive offices)	(Zip Code)

(949) 396-6830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKGN	Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NKGNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On August 28, 2024, NKGen Biotech, Inc., a Delaware corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). Set forth below are the matters on which the Company’s stockholders voted, along with final voting results, as reported by the Company’s independent inspector of election.

1.	Director Proposal. The nominee for a Class I director was elected to serve for a term of three years or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. The voting results are set forth below:

Name	For	Against	Abstain	Non-Votes
Marco Gottardis	15,726,874	15,351	3,246	N/A

2.	Nasdaq Proposal. The proposal to approve of the potential issuance of shares of common stock in excess of 19.99% of the Company’s outstanding shares of Common Stock pursuant to Nasdaq listing rules was approved. The voting results are set forth below:

For	Against	Abstain	Non-Votes
15,677,501	64,640	3,330	N/A

As there were sufficient votes to approve the Director Proposal and the Nasdaq Proposal, the “Adjournment Proposal,” as described in the Definitive Proxy Statement, was not presented to stockholders for a vote at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NKGEN BIOTECH, Inc.

By:	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer

Date: August 30, 2024

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